SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2006
CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)
(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
     On March 24, 2006, CytRx Corporation (“CytRx”) entered into a First Amendment to Lease Agreement (the “First Amendment to Lease Agreement”), effective as of March 1, 2006, with ARE-One Innovation Drive, LLC, pursuant to which CytRx extended the lease on its Worcester, Massachusetts laboratory, covering approximately 6,900 square feet, through December 31, 2007. The rent for the leased space will be approximately $12,800 per month in 2006 and $13,200 per month in 2007.
     A copy of the First Amendment to Lease Agreement is filed herewith as an exhibit to this report. The summary of matters set forth above is qualified by reference to that exhibit.
ITEM 9.01 Financial Statements and Exhibits
(c) Exhibits.
     There is filed as part of this report the exhibit listed on the accompanying Index to Exhibits, which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION
By:	/s/ STEVEN A. KRIEGSMAN
Steven A. Kriegsman
President and Chief Executive Officer

Dated: March 28, 2006

Index to Exhibits

Exhibit No.	Description

10.1	First Amendment to Lease Agreement dated March 24, 2006, by and between CytRx Corporation and ARE-One Innovation Drive, LLC.